Exhibit 21.1

First Advantage Corporation Subsidiaries

Subsidiaries of the Registrant - First Advantage Corporation (a Delaware corporation) - as of December 31, 2024

Name of Subsidiary	Jurisdiction of Organization

A-Check America, LLC	Delaware
AIM Screening Ltd. (a subsidiary of RISQ Group Holdings Pty Ltd. (AUS)	New Zealand
AIM Screening Ltd (HKG) (a subsidiary of RISQ Group Holdings Pty Ltd.)	China
AIM Screening (M) Sdn Bhd (a subsidiary of RISQ group Holdings Pty Ltd.	Malaysia
AIM Screening Pty Ltd. (a direct subsidiary of RisQ Group Holdings Pty Ltd.	Singapore
Bishops Services LLC	Delaware
Checkwell Decision Inc. (a subsidiary of Sterling Backcheck Canada Corp.)	Philippines
Corporate Screening Services LLC	Ohio
Employment Background Investigation, LLC	Maryland
FADV (Australia) PTY Limited	Australia
FADV B.V.	Netherlands
FADV Cooperatief UA	Netherlands
FADV Malaysia Sdn. Bhd	Malaysia
Fastball Parent, Inc.	Delaware
First Advantage (Beijing) Co. Ltd	China
First Advantage (HK) Limited	Hong Kong
First Advantage (Zhuhai) Co. Limited	China
First Advantage Acquisitions, Inc.	Delaware
First Advantage Australasia Pty Ltd.	Australia
First Advantage Australia Pty Ltd.	Australia
First Advantage Background Services Corp.	Florida
First Advantage BackTrack Reports, LLC	Delaware
First Advantage Bangladesh Ltd	Bangladesh
First Advantage Canada Inc	Canada
First Advantage Enterprise Screening Corporation	Delaware
First Advantage Europe Ltd.	United Kingdom
First Advantage Form I9 Compliance LLC	Delaware
First Advantage Global Operating Center Private Limited	India
First Advantage Holdings, LLC	Delaware
First Advantage Indian Holdings, LLC	Delaware
First Advantage Infinite ID LLC	New York
First Advantage Intermediate Inc.	Delaware
First Advantage Japan K.K.	Japan
First Advantage Limited	Hong Kong
First Advantage New Zealand Limited	New Zealand
First Advantage Occupational Health Services Corp.	Florida
First Advantage Philippines, Inc.	Philippines
First Advantage Poland sp z.o.o.	Poland
First Advantage Priderock Holding Company, Inc.	Alabama
First Advantage Private Limited	India
First Advantage Pte. Ltd	Singapore
First Advantage Quest Research Corporation	Cayman Islands

Name of Subsidiary	Jurisdiction of Organization

First Advantage Quest Research Group Ltd.	British Virgin Islands
First Advantage Quest Research Limited	British Virgin Islands
First Advantage Tax Consulting Services, LLC	Delaware
First Advantage U.S., LLC	Delaware
First Hospital Laboratories, LLC	Virginia
IDASAN Singapore Pte Ltd. (a subsidiary of RISQ Group Holdings Pty Ltd.	Singapore
MultiLatin Advisors S.A. de CV	Mexico
National Credit Audit Corporation	Illinois
National Crime Check Pty Ltd. (a subsidiary of RISQ Group Holdings Pty Ltd.	Australia
RISQ Group Holdings Pty Ltd. ( a subsidiary of Sterling Asia Pacific Pty Ltd.	Australia
RISQ Group Management Consulting (Beijing) Co. (a subsidiary of AIM Screening Pte Ltd.)	China
Sterling Asia Pacific Pty. Ltd.	Australia
Sterling Check Corp.	Delaware
Sterling EMEA B.V. (a subsidiary of Sterling EMEA Holdings UK Ltd.	Netherlands
Sterling EMEA Holdings UK Ltd.	United Kingdom
Sterling (EMEA) Ltd.	United Kingdom
Sterling EMEA sp. Z. o. o. (a subsidiary of Sterling EMEA Holdings UK Ltd.)	Poland
Sterling Backcheck Canada Corp.	Canada (British Columbia)
Sterling Information Resources India Pvt. Ltd.	India
Sterling Infosystems Brazil Ltda. (a subsidiary of Sterling Latin America Ltd.)	Brazil
Sterling Infosystems Colombia S.A.S. (a subsidiary of Sterling Latin America Ltd.)	Colombia
Sterling Infosystems Inc.	Delaware
Sterling Infosystems Mexico S.A. de C.V. (a subsidiary of Sterling Latin America Ltd.)	Mexico
Sterling Intermediate Corp.	Delaware
Sterling Latin America Ltd. (a subsidiary of Sterling EMEA Holdings UK Ltd)	United Kingdom
Sterling Middle East DMCC (a subsidiary of Sterling EMEA Holdings UK Ltd)	UAE
Sterling Talent Solutions Philippines Inc.	Philippines
STS SID LLC	Delaware
TP Verify Screening Services LLP	India
Verify (Mauritius) Limited	Mauritius
Verify Limited	Mauritius